UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 10, 2015
Date of Report (date of earliest event reported)

MyDx, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-191721	99-0384160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6335 Ferris Square, Suite B

San Diego, CA 92121

(Address of principal executive offices)

(800) 814-4550

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 10, 2015, MyDx, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) and Convertible Promissory Note in the original principal amount of $60,000 (the “Note”) with Kodiak Capital Group, LLC (“Kodiak”) pursuant to which Kodiak funded $50,000 to the Company after the deduction of the $10,000 original issue discount. The Note bears interest at the rate of 12% and must be repaid on or before December 10, 2016. The Note may be prepaid by the Company at any time without penalty prior to the date which is 180 days after the date of issuance of the Note. The Note may be converted by Kodiak at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 50% of the market price (as determined in the Note). The SPA and Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The foregoing is only a brief description of the material terms of the SPA and Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report.

The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

On December 10, 2015, YCIG, Inc. (“YCIG”), an entity owned and controlled by Daniel Yazbeck, who is an officer, director and major shareholder of the Company, entered into a Loan Agreement (the “Loan Agreement”) with the Company. The Loan Agreement provides that YCIG loan a minimum of $175,000 to the Company, which amount may be increased to $250,000 at the discretion of YCIG. The Loan Agreement provides that the amounts loaned accrue interest at a rate of 12% per annum and all amounts loaned are due and payable on or before September 29, 2018. The amounts loaned may be prepaid by the Company at any time without penalty. The Loan Agreement provides that in the event of a default, the loan amount becomes immediately due and payable, which may be repaid by the Company in its election in cash or a number of shares of Company common stock equal to four times the amount outstanding at the date of default. The foregoing is only a brief description of the material terms of the SPA and Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.19	Securities Purchase Agreement dated December 10, 2015 with between the Company and Kodiak Capital Group, LLC
10.20	Convertible Promissory Note in the amount of $60,000 dated December 10, 2015 issued by the Company to Kodiak Capital Group, LLC
10.21	Loan Agreement dated December 10, 2015 with YCIG, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MyDx, Inc.

Date: December 16, 2015	By:	/s/ Daniel Yazbeck
Daniel Yazbeck, Chief Executive Officer

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